Oppenheimer Holdings Inc. First Quarter 2025 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (the “2024 10-K”) and Quarterly Report on Form 10-Q for the quarter-ended March 31, 2025 filed with the SEC on April 25, 2025 (the “2025 10-Q1”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2025 10-Q1. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2024 10-K, the 2025 10-Q1 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. • Hong Kong, China • London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel (1) Represents book value less goodwill and intangible assets divided by number of shares outstanding. (2) Attributable to Oppenheimer Holdings Inc. $30.7 million Net Income in 1Q-25 $367.8 million Revenue in 1Q-25 Business Overview Oppenheimer Snapshot (as of March 31, 2025) Listed NYSE Ticker: OPY Stockholders' Equity ($M): $872.3 Market Cap ($M): $627.75 Book Value per Share: $82.87 Tangible Book Value per Share:(1) $65.85 Share Price: $59.63 1Q-25 Earnings per Share (Basic)(2): $2.93 1Q-25 Earnings per Share (Diluted)(2): $2.72 P/E Ratio (TTM): 8.12 Dividend Yield (TTM): 1.16% Employees: 3,012 # of Financial Advisors: 933 Retail Branches in the US: 89 Client Assets under Administration ($B): $129.9 Assets Under Management ($B): $48.9 . 3

Summary Operating Results: 1Q-25 vs 1Q-24 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated)

For the 3-Months Ended

REVENUE	3/31/2025	3/31/2024	% Change
Commissions	$ 110,878	$ 95,850	15.7 %
Advisory fees	128,803	114,847	12.2 %
Investment banking	47,623	50,537	-5.8 %
Bank deposit sweep income	30,075	36,685	-18.0 %
Interest	36,369	26,766	35.9 %
Principal transactions, net	8,975	18,234	-50.8 %
Other	5,102	10,219	-50.1 %
Total Revenue	**367,825**	**353,138**	**4.2 %**
EXPENSES			
Compensation and related expenses	227,091	221,713	2.4 %
Non-compensation related expenses	99,358	93,970	5.7 %
Total Expenses	**326,449**	**315,683**	**3.4 %**
Pre-tax income	41,376	37,455	10.5 %
Net income attributable to Oppenheimer Holdings Inc.	**$ 30,655**	**$ 26,054**	**17.7 %**
Earnings per share (Basic)[1]	$ 2.93	$ 2.50	17.2 %
Earnings per share (Diluted)[1]	$ 2.72	$ 2.37	14.8 %

[1] Attributable to Oppenheimer Holdings Inc.

Highlights

Increased revenue for the first quarter of 2025 was primarily driven by significantly higher advisory fees attributable to a rise in billable assets under management ("AUM"), and an increase in transaction-based commissions as well as sales and trading revenue

Total stockholders' equity, book value and tangible book value per share reached new record highs as a result of positive earnings

Assets under administration and under management at March 31, 2025 modestly decreased below recently established records

Compensation expenses increased from the prior year quarter largely as a result of inflationary pressures on wages and higher production-related expenses

Non-compensation expenses increased from the prior year quarter primarily due to higher interest and technology-related expenses and higher clearing and execution costs attributable to higher volumes

The effective tax rate of 25.9% for the current period vs. 31.3% for the prior year period was positively impacted by fewer non-deductible expenses and a higher tax benefit upon the vesting of share awards

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5 Select Financial Measures Earnings per Share ($)1 Net Income ($M)1 Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc.

6 Segment Revenue Breakdown 1Q-25 vs 1Q-24 Pre-Tax Income Breakdown by Segment ($M) Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 1Q-25 Revenue $367.8 MM 1Q-24 Revenue $353.1 MM $2.5 Corp/Other $3.0 Corp/Other 34% 66% 32% 68%

Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) and Pre-Tax Margin (%) 933 Financial Advisors At 03/31/2025 $129.9B Assets under Administration At 3/31/2025 $48.9B Assets under Management At 3/31/2025 12.2% Advisory Fees 1Q-25 vs 1Q-24 7

20.8% Sales & Trading Revenues 1Q-25 vs 1Q-24 6.1% Investment Banking Revenues 1Q-25 vs 1Q-24 Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Finance & Real Estate Consumer & Retail Energy Capital Markets Revenue Breakdown 1Q-25 ($M) Capital Markets Revenue ($M) Investment Banking Focus Industries Institutional Equities • Sales and Trading • Equity Research − 35+ senior research analysts covering 600+ companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income Sales & Trading • Non-Taxable Fixed Income Sales & Trading • Public Finance Eq ity Services 1Q-25 $123.3M 8

9 Capital Structure Book & Tangible Book Value per Share ($) Liquidity & Capital • Stockholders’ equity of $872.3 million as of March 31, 2025 • Book value ($82.87) and tangible book value ($65.85) per share increased from the prior year period largely as a result of positive earnings • The Board of Directors announced a quarterly dividend in the amount of $0.18 per share payable on May 23, 2025 to holders of Class A non-voting and Class B voting common stock of record on May 9, 2025 As of March 31, 2025 ($ in thousands) Total Assets: $ 3,572,182 Stockholders’ Equity: $ 872,266 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 384.1 Regulatory Excess Net Capital: $ 355.4 82.87 65.66 72.41 76.72 82.31 77.47 Short-term Borrowings

For more information contact Investor Relations at info@opco.com